Exhibit 99.1
Tronox Incorporated
Adjusted EBITDAR Reconciliation (Unaudited)
As of and for the periods ending November 30, 2009
EBITDA represents net income (loss) before net interest expense, income tax benefit (provision), and depreciation and amortization expense. Adjusted EBITDAR represents EBITDA as further adjusted to reflect the items set forth in the table below, all of which are required in determining our compliance with financial covenants under our Debtor-in-Possession (DIP) credit facility. Adjusted EBITDAR, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that Adjusted EBITDAR is useful to investors because it is used in our debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of our operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, Adjusted EBITDAR is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDAR is not a recognized term under GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDAR differently than we do, EBITDA may not be, and Adjusted EBITDAR as presented in this Annual Report on Form 10-K is not, comparable to similarly titled measures reported by other companies.

	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09

Net income (loss)(a)	$(35,307,375)	$(8,461,968)	$6,590,796	$(6,363,652)	$(6,650,392)	$109,002	$3,045,097	$(976,059)	$(10,239,447)	$4,847,867	$(13,777,928)
Interest and debt expense	3,226,174	2,217,939	2,944,658	2,354,166	2,403,579	2,861,276	2,801,700	2,597,012	2,675,110	2,550,159	2,262,891
Equity in net earnings of equity method investees	—	(120,000)	136,000	(666,000)	—	94,000	8,000	—	97,000	120,000	—
Income tax provision (benefit)	(19,250)	45,969	1,483,562	(3,691)	27,820	(1,785,223)	(26,879)	97,929	1,436,646	3,257	237,678
Depreciation and amortization expense	7,762,109	7,571,707	(2,033,934)	4,340,233	4,433,154	4,296,426	4,260,821	5,354,304	5,315,094	5,234,754	5,518,061

EBITDA	(24,338,343)	1,253,647	9,121,082	(338,944)	214,161	5,575,481	10,088,738	7,073,186	(715,597)	12,756,038	(5,759,297)

Restructuring and Reorganization items(c)	16,441,914	1,308,165	4,435,779	3,049,042	6,338,917	2,398,718	2,369,052	8,076,707	14,470,000	4,193,438	19,240,482
Loss from discontinued operations(b)	7,884,762	3,519,076	(1,100,480)	534,991	445,397	(1,418,741)	391,286	449,649	(557,540)	326,981	419,642
Provision for environmental remediation and restoration, net of reimbursements	(3,645)	(10,376)	(522)	(1,104)	(2,759)	(128)	(1,462)	(689)	(481)	(1,954)	(378)
Loss on deconsolidation of subsidiary	—	—	1,356,221	—	—	—	—	—	—	—	—

Extraordinary, unusual or non-recurring items	—	—	—	—	—	—	—	—	—	—	—
Gain on sale of assets	—	—	(32,756)	—	(794,973)	—	(195,769)	—	(910)	—	—
Noncash charges constituting:	—	—	—	—	—	—	—	—	—	—	—
Foreign currency (gains)/losses(d)	11,970,409	154,804	(12,408,934)	113,610	(342,768)	65,146	(30,722)	(47,619)	(540,446)	266,547	(144,635)

(Gain) loss on sales of accounts receivable(e)	(482,731)	500	—	—	—	—	—	—	—	—	—
Write-downs of property, plant and equipment and other assets	107,390	—	233,444	71,871	24,375	787,653	174,901	885,531	(0)	366,655	338,457

Impairment of tangible and intangible assets	—	—	—	—	—	—	—	—	—	—	—
Asset retirement obligations(f)	—	—	—	—	—	—	—	—	3,000,000	—	—
Noncash stock-based compensation, noncash pension and postretirement cost and accretion expense.	511,053	486,001	486,323	463,781	482,297	5,670,967	(362,499)	(346,306)	(154,527)	(622,842)	(574,059)
Other items(g)	16,791	13,883	(783,158)	(90,003)	266	1	(929)	(36)	6,064	(9)	(0)

Adjusted EBITDAR	$12,107,600	$6,725,700	$1,307,000	$3,803,245	$6,364,913	$13,079,098	$12,432,595	$16,090,424	$15,506,564	$17,284,854	$13,520,210

(a)	Net income (loss) includes restructuring and reorganization costs associated with chapter 11 reorganization procedures.

(b)	Includes the results of operations for the German subsidiaries through the date of deconsolidation — March 13, 2009

(c)	Includes professional fees associated with the chapter 11 reorganization efforts, Debtor-in-possession (DIP) issuance and amendment fees, charges associated with rejecting executory contracts under chapter 11, and severance, other employee benefit accruals and asset write-downs associated with the idling of Savannah.

(d)	Represents foreign currency exchange rate (gains) losses on intercompany indebtedness.

(e)	(Gain) loss on the sales of accounts receivable under an asset securitization, monetization or a factoring program. Net of interest income accreted upon collection of securitized receivables.

(f)	Resulted primarily from updating our estimates of closure costs (including timing) related to our former Mobile, Alabama, synthetic rutile facility.

(g)	Other items adjusted for per the EBITDAR definition.